Exhibit 1.A.(8)(e)
                Amendment No. 13 to Participation Agreement Among
     WRL Series Fund, Inc., PFL Life Insurance Company, AUSA Life Insurance
            Company, Inc., Peoples Benefit Life Insurance Company and Transamerica Occidental Life Insurance Company Inc. dated April 17, 2000





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                               AMENDMENT NO. 13 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             WRL SERIES FUND, INC.,
                           PFL LIFE INSURANCE COMPANY,
                     AUSA LIFE INSURANCE COMPANY, INC., AND

                     PEOPLES BENEFIT LIFE INSURANCE COMPANY

         Amendment No. 13 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), and Peoples Benefit Life Insurance Company ("Peoples") dated July 1, 1992 ("Participation Agreement").

         WHEREAS, Transamerica Occidental Life Insurance Company
("Transamerica"), an affiliate of PFL, AUSA, and Peoples has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

         WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Transamerica Occidental Life Separate Account VUL-3 ("Account VUL-3") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policies; and

         WHEREAS, Transamerica has registered the Account VUL-3 as a unit investment trust under the Investment Company Act of 1940, as amended; and

         WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica intends to purchase shares in one or more portfolios of the Fund to fund the Policies on behalf of Account VUL-3, as specified in Schedule A, dated May 1, 2000, attached to the Agreement, as such Schedule A is amended by this Amendment No. 13 and as Schedule A may be amended from time to time; and

         WHEREAS, the Fund intends to sell shares of the Portfolio(s) to Account VUL-3 at net asset value; and

         WHEREAS, each of the current parties is desirous of adding Transamerica as a party, subject to the same terms and conditions, to the Agreement, and

         WHEREAS, the Fund, effective May 1, 2000, will add three new portfolios consisting of the WRL Great Companies - America sm, WRL Great Companies - Technology sm , and WRL Value Line Aggressive Growth.


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         NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica is authorized to acquire shares issued by the Fund, subject to the terms and conditions of this Agreement, and that Schedule A to the Participation Agreement is hereby amended to add Transamerica Occidental Life Separate Account VUL-3 and to add WRL Great Companies - America sm , WRL Great Companies - Technology sm , and WRL Value Line Aggressive Growth portfolios of the Fund.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of April 17, 2000.

PFL LIFE INSURANCE COMPANY                 WRL SERIES FUND, INC.
By its authorized officer                  By its authorized officer


By:      /s/ WILLIAM L. BUSLER             By:     /s/ JOHN K. CARTER
    ------------------------------            ----------------------------------
         William L. Busler                         John K. Carter
Title:   President                        Title:   Vice President, Secretary and
                                                   Counsel

AUSA LIFE INSURANCE                        PEOPLES BENEFIT LIFE
COMPANY, INC.                              INSURANCE COMPANY
By its authorized officer                  By its authorized officer


By:      /s/ WILLIAM L. BUSLER             By:     /s/ LARRY N. NORMAN
    ------------------------------            ----------------------------------
         William L. Busler                         Larry N. Norman
Title:   Vice President                    Title:  Vice President


TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer


By: /s/ PRISCILLA I. HECHLER
    -------------------------------
        Priscilla I. Hechler
Title:  Assistant Vice President and
           Assistant Secretary


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                               AMENDED SCHEDULE A

                              Effective May 1, 2000
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:         PFL Endeavor Variable Annuity Account
                  PFL Endeavor Platinum Variable Annuity Account
                  AUSA Endeavor Variable Annuity Account
                  Mutual Fund Account
                  PFL Life Variable Annuity Account A
                  PFL Life Variable Annuity Account C
                  PFL Life Variable Annuity Account D
                  PFL Retirement Builder Variable Annuity Account
                  AUSA Life Insurance Company, Inc. Separate Account C
                  Peoples Benefit Life Insurance Company Separate Account V
                  Legacy Builder Variable Life Separate Account
                  AUSA Series Life Account
                  Transamerica Occidental Life Separate Account VUL-3

Policies:         PFL Endeavor Variable Annuity
                  PFL Endeavor Platinum Variable Annuity
                  AUSA Endeavor Variable Annuity
                  Atlas Portfolio Builder Variable Annuity
                  Extra Variable Annuity
                  Access Variable Annuity
                  Retirement Income Builder II Variable Annuity
                  AUSA & Peoples - Advisor's Edge Variable Annuity
                  Peoples - Advisor's Edge Select Variable Annuity
                  Legacy Builder II
                  Legacy Builder Plus
                  AUSA Financial Freedom Builder
                  Transamerica Elite

Portfolios:       WRL Series Fund, Inc.
                           WRL Janus Growth
                           WRL AEGON Bond
                           WRL. J.P. Morgan Money Market
                           WRL Janus Global
                           WRL LKCM Strategic Total Return
                           WRL VKAM Emerging Growth
                           WRL Alger Aggressive Growth
                           WRL AEGON Balanced


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                         AMENDED SCHEDULE A (CONTINUED)

                  WRL Series Fund, Inc.
                           WRL Federated Growth & Income
                           WRL C.A.S.E. Growth
                           WRL NWQ Value Equity
                           WRL GE International Equity
                           WRL GE U.S. Equity
                           WRL J.P. Morgan Real Estate Securities
                           WRL T. Rowe Price Dividend Growth
                           WRL T. Rowe Price Small Cap
                           WRL Goldman Sachs Growth
                           WRL Goldman Sachs Small Cap
                           WRL Pilgrim Baxter Mid Cap Growth
                           WRL Salomon All Cap
                           WRL Dreyfus Mid Cap
                           WRL Third Avenue Value
                           WRL Dean Asset Allocation
                           WRL Great Companies - America(sm)
                           WRL Great Companies - Technology(sm)
                           WRL Value Line Aggressive Growth